UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report — June 23, 2015

(Date of earliest event reported)

BEMIS COMPANY, INC.

(Exact name of Registrant as specified in its charter)

Commission File Number 1-5277

Missouri	43-0178130
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

One Neenah Center, 4th Floor, P.O. Box 669, Neenah, Wisconsin  54957-0669

(Address of principal executive offices)

Registrant’s telephone number, including area code:   (920) 727-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 23, 2015, Ms. Adele M. Gulfo was elected to the Board of Directors (the “Board”) of Bemis Company, Inc. to a term expiring at the 2016 Annual Meeting of Shareholders (the “2016 Annual Meeting”) and until her successor is elected and qualified.

Ms. Gulfo is Chief Strategy Officer of Mylan N.V., a leading global pharmaceutical company, since 2014.  Prior to joining Mylan, Ms. Gulfo spent four years at Pfizer, Inc., most recently as President, Latin America, and before that as President and General Manager, U.S. Primary Care.  Previously, Ms. Gulfo held leadership positions at AstraZeneca Pharmaceuticals, Parke-Davis (Division of Warner-Lambert), SpectraTech Inc., and Fischer Scientific.

Ms. Gulfo will receive the Company’s standard compensation for non-employee directors, which is described in the Company’s proxy statement for its 2015 Annual Meeting of Shareholders, which was filed on March 20, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BEMIS COMPANY, INC.

By	/s/ Sheri H. Edison
Sheri H. Edison, Vice President,
General Counsel and Secretary

Date	June 29, 2015